As filed with the Securities and Exchange Commission on October 23, 1995

                                                1940 Act File No. 811-1207








                           SECURITIES AND EXCHANGE COMMISSION

                                 Washington, D. C. 20549



                                        FORM N-lA


                               REGISTRATION STATEMENT UNDER
                           THE INVESTMENT COMPANY ACT OF 1940                X

                                    Amendment No. 19                         X

                           THE EXCHANGE FUND OF BOSTON, INC.


                   (Exact Name of Registrant as Specified in Charter)


                     24 Federal Street, Boston, Massachusetts 02110
                        (Address of Principal Executive Offices)


                                     (617) 482-8260
                   (Registrant's Telephone Number including Area Code)



                                   THOMAS OTIS, Clerk
                     24 Federal Street, Boston, Massachusetts 02110
                         (Name and address of agent for service)

                                         PART A

                           INFORMATION REQUIRED IN A PROSPECTUS

           Responses to Items 1, 2, 3 and 5A have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.    General Description of Registrant



           (a) (i) The Registrant is an open-end diversified management investment company organized on March 20, 1963, as a Massachusetts corporation.

           (ii) The investment objective of the Registrant is to seek long-term growth of capital and of income. The Registrant has the authority to invest all or a portion of its assets in bonds and other evidences of indebtedness, preferred stocks and common stocks. While reserving freedom of action to invest in any type of such securities, it is the present policy of the Registrant to invest in common stocks, securities convertible into common stocks and temporary investments in debt short-term obligations of governments, banks and corporations.

     The investment objective and policies set forth in this paragraph (ii) may not be changed without the vote of the holders of a majority of the Registrant's outstanding voting securities. Additional fundamental policies are set forth under Item 13.

     (b) No discussion or disclosure required.

     (c) The Registrant generally remains fully invested in a diversified equity portfolio which cannot eliminate the usual risks of common stock ownership. For this reason, and because securities fluctuate in value and income distributed by corporations varies with their earnings and dividend policies, the Registrant cannot give assurance that its investment objective will be achieved.


Item 5.    Management of the Fund

           (a) The investment adviser manages the Registrant and administers its affairs on a day-to-day basis subject to the direction of, and overall control by, the Board of Directors of the Registrant.

           (b)  (i)   Eaton Vance Management ("Eaton Vance" or the "Investment
                      Adviser")
                      24 Federal Street
                      Boston, Massachusetts 02110

           Eaton Vance, its affiliates and its predecessors have more than 60 years experience in the investment management field, and Eaton Vance or its affiliates currently acts as investment adviser and/or provides administrative and management services to investment companies and various individual and institutional clients with combined assets under management of approximately $15 billion. Eaton Vance is a wholly-owned subsidiary of Eaton Vance Corp. ("EVC"), a publicly-held holding company which through subsidiaries and affiliates is engaged in investment management and marketing activities, real estate investment, consulting and management, oil and gas operations, fiduciary and banking services and development of precious metal properties.

                (ii) Pursuant to the Investment Advisory Agreement, Eaton Vance provides investment advisory and administrative services and is responsible for overall management of Registrant's business affairs subject to the direction of and control by the Board of Directors.

                (iii) The Registrant pays the Investment Adviser a monthly fee of 5/96 of 1% (equivalent to 5/8 of 1% annually) of the average monthly net assets of the Registrant throughout the month. The fee for the fiscal year ended June 30, 1995 was $402,676 (equivalent to 0.625% annually) of Registrant's average monthly net assets for such year.

           (c) Mr. Thomas E. Faust has acted as the Registrant's portfolio manager since September 1993. Mr. Faust is a Vice President of Eaton Vance.

           (d)  Not applicable

           (e) The transfer and dividend disbursing agent is The Shareholder Services Group, Inc., BOS725, P. 0. Box 1559, Boston, Massachusetts 02104.

           (f) The Registrant's ratio of expenses to average net assets for the fiscal year ended June 30, 1995 was 0.80%.

           (g)  Not applicable

Item 6.    Capital Stock and Other Securities


        (a)(i)(ii)(iii) The Registrant has one class of stock, consisting of shares of common stock, par value $1.00 per share, all having equal voting rights. All shares participate equally in earnings, dividends and assets. Shares of the Registrant are fully paid, nonassessable and fully transferable and have no pre-emptive or conversion rights.

           (b) Not applicable

           (c) Not applicable

           (d) Not applicable

           (e) Shareholder inquiries should be forwarded to the Registrant's office at 24 Federal Street, Boston, Massachusetts 02110.

           (f) Dividends from net investment income are paid quarterly. These dividends are paid in shares of the Registrant computed at net asset value, subject to an option to each shareholder to elect to be paid in cash. Net realized long-term capital gains are retained by the Registrant.

           (g)(i) Since the Registrant intends to distribute substantially all of its net investment income to shareholders, it is not expected that the Registrant will be required to pay any federal income taxes on such income. However, shareholders of the Registrant normally will have to pay federal income taxes and any state or local taxes, on the dividends from investment income.

     (ii) Since the Registrant retains any net realized long-term capital gain and pays the federal tax thereon on behalf of shareholders, the shareholder includes in his personal federal income tax return his proportionate share of such gains, takes a credit for the payment of taxes thereon and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Registrant provides each shareholder with information regarding the shareholder's federal income tax treatment of any undistributed realized long-term capital gain retained by Registrant.

     (iii) After the end of each calendar year, each shareholder receives information for tax purposes regarding the dividends paid during the year and the amount of dividends eligible for the dividends received exclusion for individuals.

           (h) Not applicable


Item 7.    Purchase of Securities Being Offered

           Inapplicable. Registrant has not offered its shares for sale subsequent to its initial public offering in 1963.

Item 8.    Redemption or Repurchase of Registrant's Shares

           A shareholder has the right to redeem fund shares by delivering to The Shareholder Services Group, Inc., BOS725, P. 0. Box 1559, Boston, MA 02104, during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by a member of either the Securities Transfer Association's STAMP program or the New York Stock Exchange's Medallion Signature Program, or certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations as required by a regulation of the Securities and Exchange Commission (the "Commission") acceptable to The Shareholder Services Group, Inc. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary.


           In addition to the redemption of shares in the manner described above, the Registrant, for the convenience of its shareholders, has authorized Eaton Vance to act as its agent in the repurchase of shares. Eaton Vance will normally accept orders to repurchase shares by wire or telephone from investment dealers for their customers at the net asset value next computed after receipt of the order by the dealer if such order is received by Eaton Vance prior to its close of business that day. It is the dealer's responsibility to promptly transmit the repurchase order to Eaton Vance. These repurchase arrangements do not involve a charge to the shareholder by either the Registrant or its agent; however, investment dealers may make a charge to the shareholder. Payment will be made within seven days of the receipt of an order to repurchase provided that the certificates, or a stock power if no certificates have been issued, have been delivered to The Shareholder Services Group, Inc. in good order as described above.

           The Registrant reserves the right to pay the redemption or repurchase price in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed will be valued at the figure at which they were appraised in computing the net asset value of Registrant's shares. If the portfolio securities so distributed are sold by the redeeming shareholder he will incur brokerage commissions or other transaction costs in connection with such sale.

           The net asset value is determined by Investors Bank & Trust Company ("IBT")(as agent for the Registrant) in the manner authorized by the Directors of the Registrant. Briefly, this determination is made as of the close of trading (normally at 4:00 p.m., New York time) on the New York Stock Exchange (the "Exchange") each business day on which the Exchange is open for trading, and is accomplished by dividing the number of outstanding shares of the Registrant into its net worth (the excess of its assets over its liabilities). Investments listed on national securities exchanges or in the NASDAQ National Market are valued at closing sale prices. Listed or unlisted investments for which closing sale prices are not available are valued at the closing bid prices. Short-term obligations, maturing in sixty days or less, are valued at amortized cost, which approximates value.

Item 9.    Pending Legal Proceeding

           Not applicable

                                         PART B


              INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.   Cover Page

           Inapplicable

Item 11.   Table of Contents

           Inapplicable

Item 12.   General Information and History

           Inapplicable

Item 13.   Investment Objectives and Policies

           (a) The responses to Item 4 hereof are incorporated herein by reference.

           (b)  Recital of Fundamental Policies:

           (1) Not applicable.

           (2) Article X, Section 1, Paragraph (H) of Registrant's by-laws provide as follows:

                "(H) The Corporation shall not

                      (a) purchase any securities or evidences of interest
                therein on 'margin' that is to say in a transaction in which it has borrowed all or a portion or the purchase price and pledged the purchased securities or evidences of interest therein as collateral for the amount so borrowed;

                     (b) sell or contract to sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions."

           (3) Article X, Section 1, Paragraphs (F) and (G) of Registrant's by-laws provide as follows:

                "(F) The Corporation shall not borrow amounts in excess of ten per cent (10%) of the gross assets of the Corporation taken at cost determined in accordance with good accounting practice, and no borrowing shall be undertaken except as a temporary measure for extraordinary or emergency purposes.

                "(G) The Corporation shall not pledge, mortgage, or hypothecate the assets of the Corporation."

           (4) It is not Registrant's policy to act as underwriter of securities issued by other persons.

           (5) It is not the Registrant's policy to concentrate its investments in any particular industry, but if it is deemed appropriate for the attainment of the Registrant's investment objective, up to 25% of the value of its assets may be invested in any one industry.

           (6) It is not the policy of Registrant to purchase or sell real estate.

           (7) It is not the policy of Registrant to purchase or sell commodities or commodity contracts.

           (8) It is not Registrant's policy to make loans to other persons. For these purposes, the purchase of a portion of an issue of bonds, debentures or other debt securities of the type customarily purchased by institutional investors, whether or not the purchase was made on the original issuance, is not to be considered the making of a loan by the Registrant, nor shall time or demand deposits with banks be so considered.

           (9) It is not the policy of the Registrant to make investments for the purpose of exercising control or management.

           Article X, Section 1, Paragraphs (A) through (E) of the Registrant's by-laws provide as follows:

                "(A) The Corporation shall not purchase the securities of any issuer if such purchase at the time thereof would cause more than five per cent (5%) of the total assets of the Corporation (taken at market value) to be invested in the securities of such issuer. The foregoing limitation shall not apply to investments in Government securities as defined in the Investment Company Act of 1940.

                "(B) The Corporation shall not purchase securities of any issuer if such purchase at the time thereof would cause more than ten per cent (10%) of any class of securities of such issuer to be held by the Corporation. For this purpose all outstanding bonds and other evidences of indebtedness shall be deemed to be a single class of securities of the issuer, and all kinds of stock of an issuer preferred over the common stock as to dividends or in liquidation shall be deemed to constitute a single class regardless of relative priorities, series designations, conversion rights and other differences.

                "(C) The Corporation shall not purchase securities issued by any other investment company or investment trust except by purchase in the open market where no commission or profit to a sponsor or dealer results from such purchase other than the customary broker's commission, or except when such purchase, though not made in the open market, is part of a plan of merger or consolidation.

                "(D) The Corporation shall not purchase securities of any issuer which has a record of less than three (3) years' continuous operation including, however, in such three (3) years the operation of any predecessor company or companies, partnership or individual enterprise if the issuer whose securities are proposed as an investment for funds of the Corporation has come into existence as a result of a merger, consolidation, reorganization, or the purchase of substantially all the assets of such predecessor company or companies, partnership or individual enterprise, provided that nothing in this sub-paragraph D shall prevent

                (1) the purchase of securities of a company substantially all of whose assets are

                      (a) securities of one or more companies which have had a
                record of three (3) years' continuous operation, or

                      (b) assets of an independent division of another company,
                which division has had a record of three (3) years' continuous operation;

                (2) the purchase of securities of (a) a public utility subject to supervision or regulation as to its rates or charges by a commission or board or officer of the United States or of any state or territory thereof, or of the government of Canada or of any province or territory of Canada or (b) companies operating or formed for the purpose of operating pipe or transmission lines for the transmission of oil, gas or electric energy or like products, provided that no security shall be purchased pursuant to exception (1) or
(2) of this sub-paragraph D if such purchase at the time thereof will cause more than five per cent (5%) of the total assets of the Fund (taken at market value) to be invested in securities of companies which would not then be eligible for purchase but for those exceptions.

                "(E) The Corporation shall not purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees, or security-holders is an officer or Director of the Corporation, or is a member, officer, director or trustee of the Investment Adviser of the Corporation, if after the purchase of the securities of such issuer by the Corporation one or more of such persons owns beneficially more than one-half of one per cent (1/2%) of the shares or securities, or both (all taken at market value), of such issuer, and such persons owning more than one-half of one per cent (1/2%) of such shares or securities together own beneficially more than five per cent (5%) of such shares or securities, or both (all taken at market value)."

           (c)  Not applicable

           (d) The Registrant has not had a significant variation in the portfolio turnover rate for the past two years and does not anticipate there will be any significant variation in the future.

Item 14.   Management of the Fund

        (a) and (b)
     The Registrant's Directors and officers are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Director and officer is 24 Federal Street, Boston, Massachusetts, 02110, which is also the address of the Registrant's Investment Advisor, Eaton Vance Management ("Eaton Vance"); Eaton Vance's wholly-owned subsidiary, Boston Management and Research ("BMR"); of Eaton Vance's parent, Eaton Vance Corp. ("EVC"); and of Eaton Vance's and BMR's Trustees, Eaton Vance, Inc. ("EV"). Eaton Vance and EV are both wholly-owned subsidiaries of EVC. Those Directors who are "interested persons" of the Registrant, Eaton Vance, BMR, EVC, or EV as defined in the 1940 Act, by virtue of their affiliation with or stockholdings of any one or more of, the Registrant, Eaton Vance, BMR, EVC or EV are indicated by an asterisk(*).



     (1)                         (2)                        (3)

                                 Position Held         Principal Occupations
Name (Age) and Address           with Registrant       during Past 5 Years
Landon T. Clay(69)*              President &           Chairman of the Board and
                                 Director              Director of EVC and EV;
                                                       Chairman, Eaton Vance
                                                       and BMR.

Donald R. Dwight(64)             Director              President Dwight Partners,
Clover Mill Lane                                       Inc. (since 1988) (a
Lyme, New Hampshire 03468                              corporate relations and
                                                       communications company;
                                                       Chairman of the Board of New
                                                       Board of Newspapers of New
                                                       England, Inc. (since 1983).
Samuel L. Hayes, III(60)         Director              Jacob H. Schiff Professor
Harvard Graduate School of                             of Investment Banking,
Business Administration                                Harvard Graduate School of
Soldiers Field Road                                    Business Administration.
Boston, Massachusetts 02163

Norton H. Reamer (60)            Director              President and Director,
One International Place                                United Asset Management
Boston, Massachusetts 02110                            Corporation, a holding,
                                                       company owning institutional
                                                       investment management firms;
                                                       Chairman, President and
                                                       Director, The Regis Fund,
                                                       Inc. (mutual fund); Trustee
                                                       Union College (since January
                                                       1990).

John L. Thorndike (68)           Director              Director, Fiduciary Trust
175 Federal Street                                     Company Incorporated.
Boston, Massachusetts 02110

Jack L. Treynor (65)             Director              Investment Adviser and
504 Via Almar                                          Consultant.
Palos Verdes Estates,
California 90274

James B. Hawkes (53)             Vice President        Executive Vice President
                                                       and Director, EVC and EV;
                                                       Executive Vice President of
                                                       Eaton Vance and BMR.

Thomas E. Faust (37)             Vice President        Vice President, Eaton
                                                       Vance, EV and BMR.

Thomas Otis (64)                 Clerk                 Vice President and Secretary,
                                                       EVC, Eaton Vance, EV and BMR.

James L. O'Connor (50)           Treasurer             Vice President, Eaton
                                                       Vance, EV and BMR.



Janet E. Sanders (59)            Assistant Treasurer    Vice President, Eaton
                                 & Assistant Clerk      Vance, EV and BMR.


James F. Alban (33)              Assistant Treasurer    Assistant Vice President,
                                 (since 12/16/91)       Eaton Vance and EV
                                                        (since 1/17/92 and
                                                        (8/11/92, respectively);
                                                        employee of Eaton
                                                        Vance (since 9/23/91);
                                                        Tax Consultant and Audit
                                                        Senior with Deloitte &
                                                        Touche LLP (1987 to 1991).

A. John Murphy (32)              Assistant Clerk        Assistant Vice President,
                                 (since 3/27/95)        Eaton Vance, BMR and EV
                                                        (since 3/1/94); employee of
                                                        Eaton Vance (since March
                                                        1993); State Regulations
                                                        Supervisor, The Boston
                                                        Company (1991-1993);
                                                        Registration Specialist,
                                                        Fidelity Management &
                                                        Research Co. (1986-1991).

Eric G. Woodbury (38)            Assistant Clerk        Vice President of Eaton
                                 (since 6/19/95)        Vance, BMR and EV and
                                                        employee of Eaton Vance
                                                        (since February, 1993);
                                                        formerly, associate
                                                        attorney at Dechart,
                                                        Price & Rhoads and
                                                        Gaston Snow & Ely
                                                        Bartlett.

           Messrs. Thorndike (Chairman), Hayes and Reamer are members of the Special Committee of the Board of Directors of the Registrant. The Special Committee's functions include a continuous review of the Registrant's investment advisory agreement with the investment adviser, making recommendations to the Board regarding the compensation of those Directors who are not members of the investment adviser's organization, and making recommendations to the Board regarding candidates to fill vacancies, as and when they occur, in the ranks of those Directors who are not "interested persons" of the Registrant or the Investment Adviser.

           Messrs. Treynor (Chairman) and Dwight are members of the Audit Committee of the Board of Directors. The Audit Committee's functions include making recommendations to the Board regarding the selection of the independent public accountants, and reviewing with such accountants and the Treasurer of the Registrant matters relative to accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian, transfer agent and dividend disbursing agent of the Registrant.


         (c) The fees and expenses of the Directors of the Fund who are not members of the Eaton Vance organization (noninterested Directors) are paid by the Fund. (The Directors of the Fund who are members of the Eaton Vance organization receive no compensation from the Fund). During the fiscal year ended June 30, 1995, the noninterested Directors of the Fund received the following compensation in their capacities as Directors from the Fund, and, for the period January 1, 1995 through September 30, 1995, earned the following compensation in their capacities as Directors and/or Trustees from the other funds in the Eaton Vance fund complex(1):


                           Aggregate        Total Compensation
           Name            from Fund        from Trust and Fund Complex

           Donald R.
           Dwight          $ 1,164(2)       $135,000(4)

           Samuel L.
           Hayes, III        1,222(3)        150,000(5)

           Norton H.
           Reamer            1,254           135,000

           John L.
           Thorndike         1,336           140,000

           Jack L.
           Treynor           1,235           140,000



(1) The Eaton Vance fund complex consists of 211 registered investment companies or series thereof.
(2)  Includes $294 of deferred compensation.
(3)  Includes $393 of deferred compensation.
(4)  Includes $35,000 of deferred compensation.
(5)  Includes $33,750 of deferred compensation.


     Directors of the Fund that are not affiliated with the Investment Adviser may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Deferred Compensation Plan (the "Plan"). Under the Plan, an eligible Director may elect to have his deferred fees invested by the Fund in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Directors under the Plan will be determined based upon the performance of such investments. Deferral of Directors' fees in accordance with the Plan will have a negligible effect on a Fund's assets, liabilities, and net income per share, and will not obligate the Fund to retain the services of any Director or obligate the Fund to pay any particular level of compensation to the Director.

Item 15.   Control Persons and Principal Holders of Securities

           (a)  Not applicable

           (b) To the knowledge of the Registrant no person of record or beneficially owns more than 5% of its stock.


Item 16.   Investment Advisory and Other Services

           (a)(i) and (ii)

           Eaton Vance, its affiliates and its predecessors have more than 60 years experience in the investment management field, and currently acts as investment adviser and/or provides administrative and management services to investment companies and various individual and institutional clients with combined assets under management of approximately $15 billion.

           Eaton Vance and EV are both wholly-owned subsidiaries of EVC. BMR is a wholly-owned subsidiary of Eaton Vance. Eaton Vance and BMR are both Massachusetts business trusts and EV is the trustee of Eaton Vance and BMR.
The Directors of EV are Landon T. Clay, H. Day Brigham, Jr., M. Dozier Gardner, James B. Hawkes, and Benjamin A. Rowland, Jr. The Directors of EVC consist of the same persons and John G. L. Cabot and Ralph Z. Sorenson. Mr. Clay is chairman and Mr. Gardner is president and chief executive officer of EVC, Eaton Vance, BMR and EV. All of the issued and outstanding shares of Eaton Vance and of EV stock are owned by EVC. All of the issued and outstanding shares of BMR are owned by Eaton Vance. All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust which expires December 31, 1996, the Voting Trustees of which are Messrs. Clay, Gardner, Hawkes, Rowland and Brigham. The Voting Trustees have unrestricted voting rights for the election of Directors of EVC. All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of Eaton Vance and BMR who are also officers and Directors of EVC and EV. As of September 30, 1995, Messrs. Clay, Gardner and Hawkes each owned 24% of such voting trust receipts. Messrs. Rowland and Brigham owned 15% and 13%, respectively, of such voting trust receipts. Messrs. Clay, Hawkes and Otis, who are officers or Directors of the Registrant, are members of the EVC, Eaton Vance, BMR and EV organizations. Messrs. Alban, Faust, Murphy, O'Connor, Woodbury, and Ms. Sanders who are officers of the Registrant, are also members of the Eaton Vance, BMR and EV organizations. See Item 14.

           (iii) On October 13, 1982 a new Investment Advisory Agreement was executed and the Registrant pays the Investment Adviser on the last day of each month a fee of 5/96 of 1% (equivalent to 5/8 of 1% annually) of the average daily net assets of the Registrant throughout the month.

           (A) The management fees paid by the Registrant for the fiscal years ended June 30, 1995, 1994 and 1993 were $402,696, $410,280 and $423,747, respectively.

           (B) and (C)     Not applicable

           (b) The Investment Adviser manages the Registrant and administers its affairs subject to the direction of, and overall control by the Board of Directors of the Registrant. EVM agrees to furnish the Registrant with management and investment advisory services and office facilities, equipment and clerical personnel, and has arranged for certain members of the EVM organization to serve without salaries as officers or directors of the Registrant.

           (c)(d)(e)(f) and (g)       Not applicable

           (h) and (i)     Investors Bank & Trust Company ("IBT"), 24 Federal
Street, Boston, Massachusetts, (a 77.3% owned subsidiary of EVC) has been the custodian of the Registrant since 1985. IBT has custody of all cash and securities of the Registrant, maintains the Registrant's general ledger and computes the daily per share net asset value. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the Registrant's investments, receives and disburses all funds, and performs various other ministerial duties upon receipt of proper instructions from the Registrant. IBT charges fees which are competitive within the industry. A portion of the fee relates to custody, bookkeeping and valuation services and is based upon a percentage of the Registrant's net assets and a portion of the fee relates to activity charges, primarily the number of portfolio transactions. These fees are then reduced by a credit for cash balances of the particular investment company at the custodian equal to 75% of the 91-day, U.S. Treasury Bill auction rate applied to the particular investment company's average daily collected balances for the week. In view of the ownership of EVC in IBT, the Registrant is treated as a self-custodian pursuant to Rule 17f-2 under the 1940 Act, and the Registrant's investments held by IBT as custodian are thus subject to additional examinations by the Registrant's independent certified public accountants as called for by such Rule. For the fiscal year ended June 30, 1995, the Fund paid IBT $36,741.

           Deloitte & Touche LLP, 125 Summer Street, Boston, Massachusetts are the independent certified public accountants for the Registrant. As such they provide customary professional services in connection with the audit function for a management investment company, including services leading to the expression of an opinion on the financial statements in the annual report to shareholders and preparation of the Registrant's federal tax returns.


Item 17.   Brokerage Allocation and Other Practices

           Decisions concerning the execution of Fund portfolio security transactions, including the selection of the market and the broker-dealer firm, are made by Eaton Vance. Eaton Vance is also responsible for the execution of transactions for all other accounts managed by it.

           Eaton Vance places the portfolio security transactions of the Registrant and of all other accounts managed by it for execution with many broker-dealer firms. Eaton Vance uses its best efforts to obtain execution of portfolio security transactions at prices which are advantageous to the Registrant and (when a disclosed commission is being charged) at reasonably competitive commission rates. In seeking such execution, Eaton Vance will use its best judgment in evaluating the terms of a transaction, and will give consideration to various relevant factors, including without limitation the size and type of the transaction, the general execution and operational capabilities of the broker-dealer, the nature and character of the market for the security, the confidentiality, speed and certainty of effective execution required for the transaction, the reputation, reliability, experience and financial condition of the broker-dealer, the value and quality of services rendered by the broker-dealer in other transactions, and the reasonableness of the commission, if any. Transactions on United States stock exchanges and other agency transactions involve the payment by the Registrant of negotiated brokerage commissions. Such commissions vary among different broker-dealer firms, and a particular broker-dealer may charge different commissions according to such factors as the difficulty and size of the transaction and the volume of business done with such broker-dealer. Transactions in foreign securities usually involve the payment of fixed brokerage commissions, which are generally higher than those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid or received by the Registrant usually includes an undisclosed dealer markup or markdown. In an underwritten offering the price paid by the Registrant includes a disclosed fixed commission or discount retained by the underwriter or dealer. Although commissions paid on portfolio security transactions will, in the judgment of Eaton Vance, be reasonable in relation to the value of the services provided, commissions exceeding those which another firm might charge may be paid to broker-dealers who were selected to execute transactions on behalf of the Registrant and Eaton Vance's other clients for providing brokerage and research services to Eaton Vance.

           As authorized in Section 28(e) of the Securities Exchange Act of 1934, a broker or dealer who executes a portfolio security transaction on behalf of the Fund may receive a commission which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if Eaton Vance determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services which have been provided. This determination may be made on the basis of either that particular transaction or on the basis of the overall responsibilities which Eaton Vance and its affiliates have for accounts over which they exercise investment discretion. In making any such determination, Eaton Vance will not attempt to place a specific dollar value on the brokerage and research services provided or to determine what portion of the commission should be related to such services. Brokerage and research services may include advice as to the value of securities, the advisability of investing in, purchasing, or selling securities, and the availability of securities or purchasers or sellers of securities; furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts and effecting securities transactions and performing functions incidental thereto (such as clearance and settlement); and the "Research Services" referred to in the next paragraph.

           It is a common practice in the investment advisory industry for the advisers of investment companies, institutions and other investors to receive research, statistical and quotation services, data, information and other services, products and materials which assist such advisers in the performance of their investment responsibilities ("Research Services") from broker-dealer firms which execute portfolio transactions for the clients of such advisers from third parties with which such broker-dealers have arrangements.
Consistent with this practice, Eaton Vance receives Research Services from many broker-dealer firms with which Eaton Vance places the Registrant's portfolio transactions and from third parties with which these broker-dealers have arrangements. These Research Services include such matters as general economic and market reviews, industry and company reviews, evaluations of securities and portfolio strategies and transactions and recommendations as to the purchase and sale of securities and other portfolio transactions, financial, industry and trade publications, news and information services, pricing and quotation equipment and services, and research oriented computer hardware, software, data bases and services. Any particular Research Service obtained through a broker-dealer maybe used by Eaton Vance in connection with client accounts other than those accounts which pay commissions to such broker-dealers. Any such Research Service may be broadly useful and of value to Eaton Vance in rendering investment advisory services to all or a significant portion of its clients, or may be relevant and useful for the management of only one client's account or of a few clients' accounts, or may be useful for the management of merely a segment of certain clients' accounts, regardless of whether any such account or accounts paid commissions to the broker-dealer through which such Research Service was obtained. The advisory fee paid by the Registrant is not reduced because Eaton Vance receives such Research Services. Eaton Vance evaluates the nature and quality of the various Research Services obtained through broker-dealer firms and attempts to allocate sufficient commissions to such firms to ensure the continued receipt of Research Services which Eaton Vance believes are useful or of value to it in rendering investment advisory services to its clients.

     Subject to the requirement that Eaton Vance shall use its best efforts to seek to execute portfolio security transactions at advantageous prices and at reasonably competitive commission rates or spreads. Eaton Vance is authorized to consider as a factor in the selection of any broker-dealer firm with whom portfolio orders may be placed the fact that such firm has sold or is selling shares of other investment companies sponsored by Eaton Vance or BMR. This policy is not inconsistent with a rule of the National Association of Securities Dealers, Inc., which rule provides that no firm which is a member of the Association shall favor or disfavor the distribution of shares of any particular investment company or group of investment companies on the basis of brokerage commissions received or expected by such firm from any source.


           Securities considered as investments for the Registrant may also be appropriate for other investment accounts managed by Eaton Vance or its affiliates. Eaton Vance will attempt to allocate equitably portfolio security transactions among the Registrant and the portfolios of its other investment accounts whenever decisions are made to purchase or sell securities by the Registrant and one or more of such other accounts simultaneously. In making such allocations, the main factors to be considered are the respective investment objectives of the Registrant and such other accounts, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment by the Registrant and such accounts, the size of investment commitments generally held by the Registrant and such accounts and the opinions of the persons responsible for recommending investments to the Registrant and such accounts. While this procedure could have a detrimental effect on the price or amount of the securities available to the Registrant from time to time, it is the opinion of the Directors that the benefits available from the Eaton Vance organization outweigh any disadvantage that may arise from exposure to simultaneous transactions.


           During the Registrant's fiscal years ended June 30, 1995, 1994, and 1993, the Registrant paid brokerage commissions of $6,150, $14,645 and $4,548, respectively, on portfolio security transactions of which approximately $2,400, $12,345 and $1,789, respectively, was paid in respect of portfolio security transactions aggregating approximately $1,642,049, $5,743,275 and $2,293,118, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).


Item 18.   Capital Stock and Other Securities

           (a) The Registrant has one class of securities, i.e., shares of common stock of the par value of $1.00 each, all of one class and all having equal voting rights. Shareholder are entitled to dividends when and as declared by the Board of Directors, and to participate equally in any liquidation or dissolution of the Registrant. Shares when issued will be fully paid and nonassessable and fully transferable. Shares have no pre-emptive, subscription or conversion rights. There are no sinking fund provisions.

     The shareholder may redeem his shares by depositing his shares in good order for transfer with the Transfer Agent with a written request for redemption. The shareholder will receive the net asset value determined next after said deposit. Payment must be made within seven days after deposit. If the determination of the purchase price is postponed beyond the date on which it would normally occur by reason of a declaration of the Board of Directors suspending determination of net asset value, the right of the shareholder to have his shares purchased by the Registrant shall be similarly suspended, and the shareholder may withdraw his shares from deposit if he so elects; or, if he does not so elect, the purchase price shall be the net asset value of the shares deposited, determined next after termination of such suspension and payment therefore shall be within seven days thereafter. See Item 19 below.

     The rights of the holders of the Common Stock may be modified by a vote of the holders of not less than a majority of the outstanding voting securities (as that term is defined in the Investment Company Act of 1940).

     (b) Not applicable



Item 19.   Purchase, Redemption and Pricing of Securities Being Offered

           (a) Subsequent to its initial public offering in 1963, the Registrant has not offered its shares for sale.


           (b) The net asset value of each share of the Registrant outstanding is determined by the Board of Directors or its delegate not less frequently than once on each business day (which term means each day on which the net asset value of shares of the Registrant is required to be computed by the provisions of the 1940 Act or rules or regulations promulgated thereunder) and the net asset value as so determined shall become effective at such time as the Board of Directors or its delegate may determine. The Board of Directors may delegate any of its powers and duties with respect to the determination of net asset value and appraisal of assets and liabilities. Currently the net asset value is determined once each business day by IBT, as agent for the Registrant, as of the close of the Exchange. The Board of Directors or its delegate may cause the net asset value per share last determined to be determined again, and may determine the time when such redetermined net asset value may become effective. Any such redetermination may be made by appraisal, or by estimate based upon changes in the market value of representative or selected securities or in recognized market averages or in other standard market data since the last determination.

           The Board of Directors may declare a suspension of the determination of net asset value for the whole or any part of any period with respect to which an open-end investment company may declare such a suspension not inconsistent with the provisions of the 1940 Act or rules or regulations promulgated thereunder. Such suspension shall take effect at such time as the Board of Directors shall specify but not later than the close of business on the business day next following the declaration, and thereafter there shall be no determination of net asset value until the Board of Directors shall declare the suspension at an end, except that the suspension shall terminate in any event when the conditions precedent prescribed by the 1940 Act or rules or regulations promulgated thereunder to the declaration of such a suspension shall have terminated.

           The net asset value of each share of the Registrant as of any particular time shall be the quotient (adjusted to the nearer cent) obtained by dividing the value, as of such time, of the net assets of the Registrant (i.e. the value of the assets of the Registrant less its actual and accrued liability exclusive of capital and surplus) by the total number of shares outstanding (exclusive of treasury shares) at such time, all as determined by the Board of Directors or its delegate. In appraising the liabilities of the Corporation the Board of Directors or its delegate may include in liabilities such reserves for taxes, estimated expenses and contingencies as the Board or its delegate deems fair and reasonable under the circumstances. All securities for which market quotations are readily available shall be appraised at their market value and all other securities and assets shall be appraised at their fair value, in each case pursuant to methods or procedures authorized or approved by the Board of Directors or any duly authorized committee thereof. All determinations of net asset value and appraisals of assets and liabilities made in good faith by the Board of Directors or its delegate shall be binding and conclusive upon all stockholders and other persons interested.

           The Registrant may issue shares at net asset value in connection with any merger or consolidation with, or acquisition of the assets of, any investment company or personal holding company, subject to the requirements of the 1940 Act.

           The information set forth under Item 8 hereof is incorporated herein by reference.

           (c) Not applicable

Item 20.   Tax Status

           Under the provisions of Subchapter M of the Internal Revenue Code, an investment company, such as the Registrant, which distributes to its shareholders for any year substantially all of its net investment income pays no federal income or excise taxes on such income as to that year. The Registrant met the requirements of Subchapter M for the taxable year ended
June 30, 1995 and intends to meet such requirement for the taxable year ending June 30, 1996.

           Dividends from net investment income are paid at least quarterly. These dividends are paid in shares of the Registrant computed at net asset value, subject to an option to each shareholder to elect to be paid in cash. Such dividends from net investment income are taxable to the shareholders at ordinary income rates for federal income tax purposes.

           Net realized long-term capital gains are normally retained by the Registrant, and the Registrant pays the federal tax thereon on behalf of shareholders. When this is done the shareholder includes in his personal income tax return his proportionate share of such gains, takes a credit for the payment of taxes thereon, and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Due to regulations imposed by the Internal Revenue Service the Registrant is required to distribute net realized long-term capital gains (computed on the basis of the one-year period ending on October 31 of such year) and 100% of any income from the present year that was not paid out during such year and on which the Fund was not taxed.
The Registrant therefore reserves the right to distribute such capital gains when required.

           The Registrant currently plans to continue to pay dividends at least quarterly from its net investment income and retain realized net long-term capital gains as outlined above. However, Registrant reserves the right, in its discretion, to distribute such capital gains in shares of the Registrant at net asset value, or at the option of each shareholder, in cash.

Item 21.   Underwriters

           Not applicable, inasmuch as Registrant does not make a continuous offering of its shares.

Item 22.   Calculation of Performance Data

           Not applicable

Item 23. Financial Statements

         Registrant incorporates by reference the audited financial information for the Fund contained in the Fund's shareholder report for the fiscal year ended June 30, 1995 as previously filed electronically with the Securities and Exchange Commission on August 14, 1995 (Accession Number 0000950156-95-000585).

                                     PART C

                               OTHER INFORMATION

Item 24.   Financial Statements and Exhibits

(a)  INCLUDED IN ITEM 23 OF THE REGISTRANT'S PART B

           INCORPORATED BY REFERENCE TO THE ANNUAL REPORT FOR DIVERSIFICATION FUND, INC., DATED JUNE 30, 1995, FILED ELECTRONICALLY ON AUGUST 14, 1995 WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO SECTION 30(b)(2) OF THE INVESTMENT COMPANY ACT OF 1940 (Accession No. 0000950156-95-000585) which contains the following:

             Portfolio of Investments, June 30, 1995
             Statement of Assets and Liabilities, June 30, 1995
             Statement of Operations For The Year Ended June 30, 1995 Statement of Changes In Net Assets For Each of The Two Years
              Ended June 30, 1995
             Financial Highlights For Each of The Five Years Ended
              June 30, 1995
             Notes to Financial Statement
             Independent Auditors' Report dated July 27, 1995

           INCORPORATED BY REFERENCE TO ANNUAL REPORT, DATED JUNE 30, 1989, FILED PURSUANT TO SECTION 30(b)(2) OF THE INVESTMENT COMPANY ACT OF 1940:

(b) Exhibits:

           (1) Articles of Organization incorporating all amendments to date and currently in effect filed as Exhibit No. 1 to Post-Effective Amendment No. 8 to Registration Statement on Form N-1 and incorporated herein by reference.

           (2)(a) By-Laws incorporating all amendments through September 27, 1983 and currently in effect filed herewith.

              (b) Amendment to By-Laws dated September 21, 1995 filed herewith.

           (3)        Not Applicable

           (4)        Not Applicable

           (5) Investment Advisory Agreement with Eaton Vance Management dated November 1, 1990, filed as Exhibit No. 5 to Post-Effective Amendment No. 15 to Registration Statement on Form N-1A and incorporated herein by reference.

           (6)        Not Applicable

           (7) The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Directors. See in the Matter of Capital Exchange Fund, Inc. , Release No. IC-20671 (November 1,
                      1994).

           (8) Custodian Agreement dated December 17, 1990 filed as Exhibit No. 8 to Post-Effective Amendment No. 15 to Registration Statement on Form N-1A and incorporated herein by reference.

           (9)        Not Applicable

           (10)       Not Applicable

           (11)       Not Applicable

           (12)       Not Applicable

           (13)       Not Applicable

           (14)       Not Applicable

           (15)       Not Applicable

           (16)       Not Applicable


Item 25.   Persons Controlled by or under Common Control with Registrant

           Not Applicable


Item 26.   Number of Holders of Securities

               (1)                                     (2)


                                                 Number of Record
           Title of Class                             Holders

           Capital Stock                                270

         $1.00 par value                       as of September 30, 1995



Item 27.   Indemnification


     Registrant's Articles of Organization contain the following provision with respect to indemnification of Directors and officers:


"(a) Subject to the exceptions and limitations contained in paragraph (b), below:


     (i) every person who is, or has been, a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof;

     (ii) the words 'claim', 'action', 'suit', or 'proceeding' shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, whether or not based on any act or omission antedating adoption of this Article XIV; and words 'liability' and 'expenses' shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)  No indemnification shall be provided hereunder to a director or officer:

     (i) against any liability to the Corporation or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

     (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation;

     (iii) in the event of a settlement unless there has been a determination that such director or officer did not engage in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

           (A) by the court or other body approving the settlement; or

           (B) by vote of a majority of the outstanding shares of the Corporation not including any shares owned by any affiliated person (as defined in Section 2 (a) (3) of the Investment Company Act of
           1940) of the Corporation; or

           (C) by vote of two-thirds (2/3) of those members of the Board of Directors of the Corporation, constituting at least a majority of such Board, who are not themselves involved in the claim, action, suit or proceeding; or

           (D) by written opinion of independent counsel,

     provided, however, that any shareholder may, by appropriate legal proceedings, challenge any such determination by the Board of Directors, or by independent counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

(d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this
Article XIV may be advanced by the Corporation prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient, guaranteed by a surety bond issued by an insurance company qualified to do business in the Commonwealth of Massachusetts, to repay such amount if it is ultimately determined that he is not entitled to indemnification under this
Article XIV."

     The Massachusetts Business Corporation Laws Section 67 "Indemnification of officers and directors", of Chapter 156B of the General Laws of Massachusetts) provides as follows:

     "Indemnification of directors and officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization no longer serves with respect to any such employee benefit plan.

     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization in which it owns shares or of which it is a creditor, against any liability incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability."

     So long as the position of the Division of Investment Management of the Securities and Exchange Commission with respect to indemnification of officers and directors as set forth in Release No. IC-11330 dated September 2, 1980 remains in effect, the Registrant undertakes that it will not indemnify any such officer or director pursuant to clause (B) or (C) of Paragraph (b) (iii) of Article XIV of the Registrant's Articles of Organization in the absence of written determination by independent legal counsel that the person being indemnified was not liable to the Registrant or its shareholders by reason of disabling conduct, unless in the opinion of its counsel the matter has been settled by controlling precedent.

     Registrant's Directors and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 28.   Business and Other Connections of Investment Adviser

           In addition to Eaton Vance acting as Investment Adviser to the Fund, Eaton Vance or its affiliates a currently act as investment adviser and/or provide administrative and management services to investment companies under other agreements and also provide such services to various individual and institutional clients, with combined assets under management of approximately $15 billion. Such investment companies are:

           Alabama Tax Free Portfolio
           Arizona Limited Maturity Tax Free Portfolio
           Arizona Tax Free Portfolio
           Arkansas Tax Free Portfolio
           California Limited Maturity Tax Free Portfolio
           California Tax Free Portfolio
           Capital Exchange Fund, Inc.
           Cash Management Portfolio
           Colorado Tax Free Portfolio
           Connecticut Limited Maturity Tax Free Portfolio
           Connecticut Tax Free Portfolio
           Depositors Fund of Boston, Inc.
           Diversification Fund, Inc.
           EV Marathon Gold & Natural Resources Fund
           Eaton Vance Equity-Income Trust
           Eaton Vance Income Fund of Boston
           Eaton Vance Municipal Bond Fund L.P.
           Eaton Vance Prime Rate Reserves
           Eaton Vance Short-Term Treasury Fund
           Eaton Vance Tax Free Reserves
           Emerging Markets Portfolio
           Fiduciary Exchange Fund, Inc.
           Florida Insured Tax Free Portfolio
           Florida Limited Maturity Tax Free Portfolio
           Florida Tax Free Portfolio
           Georgia Tax Free Portfolio
           Government Obligations Portfolio
           Greater China Growth Portfolio
           Growth Portfolio
           Hawaii Tax Free Portfolio
           High Income Portfolio
           High Yield Municipals Portfolio
           Information Age Portfolio
           Investors Portfolio
           Kansas Tax Free Portfolio
           Kentucky Tax Free Portfolio
           Louisiana Tax Free Portfolio
           Maryland Tax Free Portfolio
           Massachusetts Limited Maturity Tax Free Portfolio
           Massachusetts Tax Free Portfolio
           Michigan Limited Maturity Tax Free Portfolio
           Michigan Tax Free Portfolio
           Minnesota Tax Free Portfolio
           Missouri Tax Free Portfolio
           Mississippi Tax Free Portfolio
           National Limited Maturity Tax Free Portfolio
           National Municipals Portfolio
           New Jersey Limited Maturity Tax Free Portfolio
           New Jersey Tax Free Portfolio
           New York Limited Maturity Tax Free Portfolio
           New York Tax Free Portfolio
           North Carolina Limited Maturity Tax Free Portfolio
           North Carolina Tax Free Portfolio
           Ohio Limited Maturity Tax Free Portfolio
           Ohio Tax Free Portfolio
           Oregon Tax Free Portfolio
           Pennsylvania Limited Maturity Tax Free Portfolio
           Pennsylvania Tax Free Portfolio
           Rhode Island Tax Free Portfolio
           Second Fiduciary Exchange Fund, Inc.
           Senior Debt Portfolio
           South Asia Portfolio
           South Carolina Tax Free Portfolio
           Special Investment Portfolio
           Stock Portfolio
           Strategic Income Portfolio
           Tennessee Tax Free Portfolio
           Texas Tax Free Portfolio
           Total Return Portfolio
           The Exchange Fund of Boston, Inc.
           Vance, Sanders Exchange Fund (A California Limited Partnership) Virginia Limited Maturity Tax Free Portfolio
           Virginia Tax Free Portfolio
           West Virginia Tax Free Portfolio

     Registrant's principal underwriter, Eaton Vance Distributors, Inc., a wholly-owned subsidiary of Eaton Vance is the Registrant's principal underwriter for each of the investment companies named below:

           EV Classic Alabama Tax Free Fund
           EV Classic Arizona Tax Free Fund
           EV Classic Arkansas Tax Free Fund
           EV Classic California Limited Maturity Tax Free Fund
           EV Classic California Municipals Fund
           EV Classic Colorado Tax Free Fund
           EV Classic Connecticut Limited Maturity Tax Free Fund
           EV Classic Connecticut Tax Free Fund
           EV Classic Florida Insured Tax Free Fund
           EV Classic Florida Limited Maturity Tax Free Fund
           EV Classic Florida Tax Free Fund
           EV Classic Georgia Tax Free Fund
           EV Classic Government Obligations Fund
           EV Classic Greater China Growth Fund
           EV Classic Growth Fund
           EV Classic Hawaii Tax Free Fund
           EV Classic High Income Fund
           EV Classic Investors Fund
           EV Classic Kansas Tax Free Fund
           EV Classic Kentucky Tax Free Fund
           EV Classic Louisiana Tax Free Fund
           EV Classic Maryland Tax Free Fund
           EV Classic Massachusetts Limited Maturity Tax Free Fund EV Classic Massachusetts Tax Free Fund
           EV Classic Michigan Limited Maturity Tax Free Fund
           EV Classic Michigan Tax Free Fund
           EV Classic Minnesota Tax Free Fund
           EV Classic Mississippi Tax Free Fund
           EV Classic Missouri Tax Free Fund
           EV Classic National Limited Maturity Tax Free Fund
           EV Classic National Municipals Fund
           EV Classic New Jersey Limited Tax Free Fund
           EV Classic New Jersey Tax Free Fund
           EV Classic New York Limited Maturity Tax Free Fund
           EV Classic New York Tax Free Fund
           EV Classic North Carolina Tax Free Fund
           EV Classic Ohio Limited Maturity Tax Free Fund
           EV Classic Ohio Tax Free Fund
           EV Classic Oregon Tax Free Fund
           EV Classic Pennsylvania Limited Maturity Tax Free Fund
           EV Classic Pennsylvania Tax Free Fund
           EV Classic Rhode Island Tax Free Fund
           EV Classic Senior Floating-Rate Fund
           EV Classic South Carolina Tax Free Fund
           EV Classic Special Equities Fund
           EV Classic Stock Fund
           EV Classic Strategic Income Fund
           EV Classic Tennessee Tax Free Fund
           EV Classic Texas Tax Free Fund
           EV Classic Total Return Trust
           EV Classic Virginia Tax Free Fund
           EV Classic West Virginia Tax Free Fund
           EV Marathon Alabama Tax Free Fund
           EV Marathon Arizona Limited Maturity Tax Free Fund
           EV Marathon Arizona Tax Free Fund
           EV Marathon Arkansas Tax Free Fund
           EV Marathon California Limited Maturity Tax Free Fund
           EV Marathon California Municipals Fund
           EV Marathon Colorado Tax Free Fund
           EV Marathon Connecticut Limited Maturity Tax Free Fund
           EV Marathon Connecticut Tax Free Fund
           EV Marathon Emerging Markets Fund
           Eaton Vance Equity-Income Trust
           EV Marathon Florida Insured Tax Free Fund
           EV Marathon Florida Limited Maturity Tax Free Fund
           EV Marathon Florida Tax Free Fund
           EV Marathon Georgia Tax Free Fund
           EV Marathon Gold & Natural Resources Fund
           EV Marathon Government Obligations Fund
           EV Marathon Greater China Growth Fund
           EV Marathon Greater India Fund
           EV Marathon Growth Fund
           EV Marathon Hawaii Tax Free Fund
           EV Marathon High Income Fund
           EV Marathon High Yield Municipals Fund
           EV Marathon Information Age Fund
           EV Marathon Investors Fund
           EV Marathon Kansas Tax Free Fund
           EV Marathon Kentucky Tax Free Fund
           EV Marathon Louisiana Tax Free Fund
           EV Marathon Maryland Tax Free Fund
           EV Marathon Massachusetts Limited Maturity Tax Free
           EV Marathon Massachusetts Tax Free Fund
           EV Marathon Michigan Limited Maturity Tax Free Fund
           EV Marathon Michigan Tax Free Fund
           EV Marathon Minnesota Tax Free Fund
           EV Marathon Mississippi Tax Free Fund
           EV Marathon Missouri Tax Free Fund
           EV Marathon National Limited Maturity Tax Free Fund
           EV Marathon National Municipals Fund
           EV Marathon New Jersey Limited Maturity Tax Free Fund
           EV Marathon New Jersey Tax Free Fund
           EV Marathon New York Limited Maturity Tax Free Fund
           EV Marathon New York Tax Free Fund
           EV Marathon North Carolina Limited Maturity Tax Free Fund EV Marathon North Carolina Tax Free Fund
           EV Marathon Ohio Limited Maturity Tax Free Fund
           EV Marathon Ohio Tax Free Fund
           EV Marathon Oregon Tax Free Fund
           EV Marathon Pennsylvania Limited Maturity Tax Free Fund EV Marathon Pennsylvania Tax Free Fund
           EV Marathon Rhode Island Tax Free Fund
           EV Marathon South Carolina Tax Free Fund
           EV Marathon Special Equities Fund
           EV Marathon Stock Fund
           EV Marathon Strategic Income Fund
           EV Marathon Tennessee Tax Free Fund
           EV Marathon Texas Tax Free Fund
           EV Marathon Total Return Fund
           EV Marathon Virginia Limited Maturity Tax Free Fund
           EV Marathon Virginia Tax Free Fund
           EV Marathon West Virginia Tax Free Fund
           EV Traditional California Municipals Fund
           EV Traditional Connecticut Tax Free Fund
           EV Traditional Emerging Markets Fund
           EV Traditional Florida Insured Tax Free Fund
           EV Traditional Florida Limited Maturity Tax Free Fund
           EV Traditional Florida Tax Free Fund
           EV Traditional Government Obligations Fund
           EV Traditional Greater China Growth Fund
           EV Traditional Greater India Fund
           EV Traditional Growth Fund
           EV Traditional High Yield Municipals Fund
           EV Traditional Information Age Fund
           Eaton Vance Income Fund of Boston
           EV Traditional Investors Fund
           Eaton Vance Municipal Bond Fund L.P.
           EV Traditional National Limited Maturity Tax Free Fund
           EV Traditional National Municipals Fund
           EV Traditional New Jersey Tax Free Fund
           EV Traditional New York Limited Maturity Tax Free Fund
           EV Traditional New York Tax Free Fund
           EV Traditional Pennsylvania Tax Free Fund
           EV Traditional Special Equities Fund
           EV Traditional Stock Fund
           EV Traditional Total Return Fund
           Eaton Vance Cash Management Fund
           Eaton Vance Liquid Assets Fund
           Eaton Vance Money Market Fund
           Eaton Vance Prime Rate Reserves
           Eaton Vance Short-Term Treasury Fund
           Eaton Vance Tax Free Reserves
           Massachusetts Municipal Bond Portfolio

           EVC owns 77.3% of the stock of Investors Bank & Trust Company, ("IBT"), the Registrant's custodian, which also provides bookkeeping and pricing services to the Registrant. Eaton Vance Corp. has announced its intention to sell its interest in IBT in 1995. The charges for its services are offset by the value (determined by an agreed-upon formula) of the Registrant's cash balances, which are maintained with it as the Registrant's custodian. The Registrant also pays a fee based on the number and type of portfolio transactions. IBT also provides custodial, trustee and other fiduciary services to investors, including individuals, employee benefit plans, corporations, savings banks, investment companies and other institutions. In addition, Eaton Vance owns all the stock of Northeast Properties, Inc., which is engaged in real estate investment, consulting and management. EVC owns all of the stock of Marblehead Energy Corp., which is engaged in oil and gas operations, all of the stock of Fulcrum Management, Inc. and MinVen, Inc. both of which are engaged in the development of precious metal properties. EVC, Eaton Vance, BMR and EV may also enter into other businesses.



Item 29.    Principal Underwriters

           Inapplicable inasmuch as Registrant does not make a continuous offering of its shares. See Item 21.


Item 30.   Location of Accounts and Records

           All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 24 Federal Street, Boston, Massachusetts 02110 and 89 South Street, Boston, MA 02ll0, and the Registrant's transfer agent, The Shareholder Services Group, Inc., 53 State Street, Boston, Massachusetts 02104 with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4), (5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant's Treasurer at 24 Federal Street, Boston, Massachusetts 02110. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of Registrant's Investment Adviser Eaton Vance, 24 Federal Street, Boston, Massachusetts 02110.


Item 31.   Management Services

           Not Applicable

Item 32.   Undertakings

           Not Applicable

                                        SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 23rd day of October 1995.


                                 THE EXCHANGE FUND OF BOSTON, INC.




                                 By /s/Eric G. Woodbury
                                     Eric G. Woodbury, Assistant Clerk

                                      EXHIBIT INDEX


The following exhibits are filed as part of this Registration Statement.




Exhibit No.           Description


  2(a) By-Laws incorporating all amendments through September 27, 1983 and currently in effect.

  2(b)                Amendment to By-Laws dated September 21, 1995.